EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Marathon Bancorp, Inc. Announces Expected Closing Date of Conversion Transaction

Wausau, Wisconsin, April 16, 2025 — Marathon Bancorp, Inc. (the “Company”) (OTC Pink: MBBC), the holding company for Marathon Bank, announced today that all regulatory approvals have been received to close the conversion of Marathon MHC (the “MHC”) from mutual to stock form and the related stock offering by the Company.

Closing is expected to occur after the close of business on April 21, 2025.  The Company’s common stock is expected to begin trading on the Nasdaq Capital Market under the trading symbol “MBBC” on April 22, 2025.

As a result of the subscription offering and the community offering, the Company expects to sell 1,693,411 shares of its common stock at a price of $10.00 per share, which includes 135,472 shares to be sold to Marathon Bank’s Employee Stock Ownership Plan.

As part of the conversion transaction, each outstanding share of Company common stock owned by the public stockholders of the Company (stockholders other than the MHC) as of the closing date will be converted into new shares of Company common stock based on an exchange ratio of 1.3728-to-one.  Cash will be issued in lieu of a fractional share of Company common stock based on the offering price of $10.00 per share.

The Company’s transfer agent, Continental Stock Transfer & Trust Company expects to mail Direct Registration System Book-Entry statements for shares of the Company’s common stock purchased in the offering and issued in the exchange on or about April 22, 2025.  Interest checks and checks for cash in lieu of fractional shares are also expected to be mailed out on or about April 22, 2025.  Company stockholders who hold their shares in street name through a broker will receive their new shares of Company common stock and cash in lieu of fractional shares within their accounts automatically.

Upon the completion of the conversion and stock offering, approximately 2,942,064 shares of Company common stock are expected to be outstanding before adjustment for fractional shares.

Eligible purchasers in the subscription offering and/or the community offering may contact the Stock Information Center at (312) 461-4342 if they have any questions regarding their stock orders.

Luse Gorman, PC acted as legal counsel to the Company, the MHC and Marathon Bank.  Janney Montgomery Scott LLC acted as marketing agent for the Company in connection with the offering, and Hogan Lovells US LLP acted as legal counsel to Janney Montgomery Scott LLC.
About Marathon Bancorp, Inc.

Marathon Bancorp is the bank holding company for Marathon Bank, a Wisconsin-chartered savings bank headquartered in Wausau, Wisconsin.  The Bank conducts its business from its main office and four branch offices located in Marathon, Waukesha and Ozaukee Counties.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors.  Factors that could cause such differences to exist include, but are not limited to: risks related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government, including tariffs; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of the allowance for credit losses; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s website, www.sec.gov.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above or other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact:

Nicholas W. Zillges
President and Chief Executive Officer
Marathon Bancorp, Inc.
(715) 845-7331